Exhibit 99.1

Clovis Oncology Announces First Quarter 2012 Operating Results

  Completed enrollment in pivotal LEAP study for CO-101 in pancreatic cancer
  Confirmed final hENT1-low percentage in LEAP study is 64 percent
  Initiated clinical development for CO-1686 in NSCLC
  In April, raised $70.5 million from a public offering of common stock

BOULDER, Colo.--(BUSINESS WIRE)--May 8, 2012--Clovis Oncology, Inc. (NASDAQ:CLVS) today reported financial results for the first quarter 2012, and provided an update on the progress of its clinical development programs and expected milestones for the rest of the year.

“We had a very productive first quarter, completing enrollment in our LEAP trial for CO-101 and advancing our Phase I/II studies for both CO-1686 and rucaparib,” said Patrick J. Mahaffy, President and CEO of Clovis Oncology. “We continue to expect overall survival results from the LEAP study in the fourth quarter and with the completion of our follow-on offering at the beginning of April, we have sufficient funds to initiate prelaunch activities for CO-101 as well as achieve meaningful results for our other two programs.”

2012 Financial Results and Outlook

Clovis reported a net loss of $19.0 million for the first quarter of 2012. This compares to a net loss of $8.3 million for the first quarter 2011. Net loss attributable to common stockholders for the first quarter of 2012 was $0.86 per share, compared to $6.64 per share for the first quarter of 2011.

Research and development expenses totaled $12.6 million for the first quarter of 2012, compared to $7.0 million for the first quarter of 2011. The increase in research and development expenses was driven by expanded development activities for CO-101, the in-licensing of rucaparib in mid-2011, and an increase in internal resources to manage the Company’s development programs.

Clovis also incurred a $4.0 million acquired in-process research and development charge in the first quarter of 2012 related to the payment of a development milestone upon the U.S Food and Drug Administration’s (FDA) acceptance of the Company’s investigational new drug (IND) application for CO-1686.

General and administrative expenses totaled $2.4 million for the first quarter of 2012, compared to $1.4 million for the first quarter of 2011. The increase in general and administrative expenses was due to increased internal resources and third party costs to support the Company’s development programs and activities associated with being a public company.

Operating expenses for the first quarter of 2012 include $0.9 million of stock compensation expense, compared to $59 thousand of stock compensation expense for the first quarter of 2011.

As of March 31, 2012, Clovis had $121.0 million in cash and cash equivalents, no outstanding debt and 22.4 million outstanding shares of common stock. In April 2012, Clovis raised net proceeds of an additional $70.5 million from a public offering of 3.75 million shares of its common stock.

As previously announced, the Company expects a cash burn of $67 to $72 million for 2012, and expects to end the year with approximately $140 million in cash.

Progress Toward 2012 Key Milestones and Objectives

During the first quarter, the Company made significant progress toward its 2012 key milestones and objectives:

CO-101 is the Company’s lipid drug conjugate of gemcitabine currently being studied for the treatment of metastatic pancreatic cancer:

  During the first quarter, the Company completed enrollment in the 360-patient pivotal LEAP study in metastatic pancreatic cancer.
  In April 2012, Clovis was informed of the hENT1 status for all 360 patients enrolled in the LEAP study by the Independent Data Monitoring Committee. Consistent with the hENT1 status for the initial 250 patients enrolled in the study reported in January, complete data demonstrate that 64 percent of the 360 patients enrolled in the study are hENT1-low.
  Clovis plans to initiate a Phase I study of CO-101 plus cisplatin in non-small cell lung cancer (NSCLC) in the third quarter of 2012.
  Most importantly, the Company expects to announce top-line overall survival results of the LEAP study during the fourth quarter of 2012.

CO-1686 is Clovis’ novel, oral, targeted covalent inhibitor of epidermal growth factor receptor (EGFR) mutations currently being studied for the treatment of NSCLC:

  During the first quarter of 2012, the Company initiated the first human clinical studies for CO-1686, beginning with the dose escalation phase of the US/EU Phase I/II study.
  Clovis expects to initiate an Asia Phase I/II study in the third quarter of 2012.

Rucaparib is the Company’s oral, small molecule inhibitor of PARP (poly ADP-ribose polymerase) being explored for use in patients with tumors with defective BRCA function in ovarian and breast cancers:

  The Phase I monotherapy study continues to progress and the Company expects to complete the trial in the fourth quarter of 2012.

Clovis will hold a conference call to discuss first quarter 2012 results this morning, May 8, at 8:30 a.m. ET. The conference call will be simultaneously webcast on the Company’s web site at www.clovisoncology.com, and archived for future review. Dial-in numbers for the conference call are as follows: US participants 800.259.0251, International participants 617.614.3671, passcode: 70343634

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops diagnostic tools that direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado, and has additional offices in San Francisco, California and Cambridge, UK.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of our companion diagnostics, and other matters that could affect the availability or commercial potential of our drug candidates or companion diagnostics. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Clovis Oncology’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K dated for the fiscal year ended December 31, 2011 and in its reports on Form 10-Q and Form 8-K.

CLOVIS ONCOLOGY, INC
CONSOLIDATED FINANCIAL RESULTS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Revenues	$-	$-

Expenses:
Research and development	12,562	7,041
General and administrative	2,425	1,405
Acquired in-process research and development	4,000	-
Operating loss	(18,987)	(8,446)

Other income (expense), net	(4)	118
Loss before income taxes	(18,991)	(8,328)

Income taxes	(8)	-
Net loss	$(18,999)	$(8,328)

Basic and diluted net loss per common share	$(0.86)	$(6.64)

Basic and diluted weighted average common shares outstanding	22,041	1,254

CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	March 31, 2012	December 31, 2011

Cash, cash equivalents and available for sale securities	$120,983	$140,248
Working capital	112,500	130,519
Total assets	124,213	143,445
Common stock and additional paid-in capital	243,430	242,243
Total stockholders' equity	113,983	131,793

CONTACT:
Clovis Oncology, Inc.
Anna Sussman, 303-625-5022
asussman@clovisoncology.com
or
Breanna Burkart, 303-625-5023
bburkart@clovisoncology.com